Exhibit 99.3

Greif, Inc.
Fiscal Third Quarter 2025 Earnings Results Conference Call
August 28, 2025

COMPANY PARTICIPANTS
Ole G. Rosgaard – Greif, Inc., President, Chief Executive Officer & Director
Lawrence A. Hilsheimer – Greif, Inc., Chief Financial Officer & Executive Vice President
Bill D'Onofrio – Greif, Inc., Vice President, Investor Relations & Corporate Development

OTHER PARTICIPANTS
Gabrial Shane Hajde – Wells Fargo Securities, LLC, Research Division
George Leon Staphos - BofA Securities, Research Division
Ghansham Panjabi - Robert W. Baird & Company, Incorporated, Research Division
Matthew Burke Roberts – Raymond James & Associates, Inc., Research Division
Niccolo Andreas Piccini – Truist Securities, Inc., Research Division

MANAGEMENT DISCUSSION SECTION
Operator
Good day, and thank you for standing by. Welcome to the Greif, Inc. Third Quarter 2025 Earnings Conference Call.
Please be advised that today's conference is being recorded.
I would now like to hand the conference over to your speaker today, Bill D'Onofrio, Vice President of Investor Relations and Corporate Development. Please go ahead.

Bill D’Onofrio
Vice President of Investor Relations & Corporate Development
Good morning, everyone, and thank you for joining Greif's Fiscal Third Quarter 2025 Earnings Conference Call. Today, our CEO, Ole Rosgaard, will provide a strategy and market update, followed by our CFO, Larry Hilsheimer, with a review of our financial results.

Please turn to Slide 2. In accordance with Regulation Fair Disclosure, please ask questions regarding topics you can consider important because we are prohibited from discussing material nonpublic information with you on an individual basis. During today's call, we will make forward-looking statements involving plans, expectations and beliefs related to future events. Actual results could differ materially from those discussed.

We will be referencing certain non-GAAP financial measures and a reconciliation to the most directly comparable GAAP metrics that can be found in the appendix of today's presentation. This quarter's results reflect our planned containerboard business divestment within discontinued operations. Unless otherwise noted, the financials and commentary presented today will relate to our continuing operations.

I'll now hand the call over to Ole on Slide 3.

Ole G. Rosgaard
President, CEO & Director
Thank you, Bill, and good morning, everyone. Thank you for joining us. At the outset, I want to recognize our 14,000 colleagues around the world. Their execution discipline, bias for action and commitment to our strategy make the difference. While all colleagues' contributions are meaningful, today, I want to briefly go off script to recognize one in particular. Gary Martz, Executive Vice President, General Counsel and Secretary to Greif will be retiring later this year. Gary is a cornerstone example of what makes Greif so special. Over a distinguished 20+ year career at Greif, he has impacted so many lives through his work.

For myself, Gary has been a constant source of servant leadership, reason, coaching and strategic vision. I know that both I personally and Greif colleagues globally are foundationally better because of his guidance. I'm sitting in the room with him right now, and I can see from his face that even now, he prefers to be recognized only as part of the greater Greif team. But today, we need to recognize him as an individual, too. Gary, thank you for everything you have done for us and best wishes for your upcoming retirement.

Gary R. Martz
Executive VP, General Counsel & Secretary
Thank you, Ole.

Ole G. Rosgaard
President, CEO & Director
Dennis Hoffman, Greif's Deputy General Counsel, will assume Gary's role effective October 1. Dennis has worked closely with Gary for the last 15 years, and we have full confidence in his ability to carry on Gary's legacy of legal excellence. Thank you both for your commitment to Greif.

Now back to the quarter. We're taking cost out and transforming the business. At times, that work can be uncomfortable. But our people know that is how the company grows, moves from good to great and ultimately creates shareholder value. We continue to accelerate our portfolio transformation and cost optimization. The divestment of our containerboard business is planned to close at the end of the month and our planned timberland divestment is set for October 1 for favorable tax planning purposes. Cash proceeds net of tax for these transactions will be approximately $1.75 billion, which we anticipate will put our leverage ratio below 1.2x. These divestitures sharpen our portfolio to concentrate our efforts on markets where we have the greatest ability to grow and deliver margin expansion, capital efficiency and durable shareholder returns.

Additionally, as of Q3, we have achieved $20 million in run rate savings towards our $15 million to $25 million fiscal 2025commitments, about $15 million of which is SG&A and the remainder through network optimization, such as the Merced, California closure, which was announced earlier in August. Another key component of our cost optimization is operating efficiency gains. To that end, we want to highlight a smaller but equally meaningful change occurring in one of our shop floors. Recently, our colleagues in the Welcome, North Carolina tube and core plant improved process efficiency related to changeovers, which improved line efficiency by over 40%. At Investor Day, we spoke about the aggregation of marginal gains. This is a great example. The stand-alone impact of this project is not material to Greif as a whole, but when all facilities take the same mindset and drive from good to great, it will really move the needle. It is regular wins like this that daily increase our conviction in outpacing our stated $100 million cost reduction commitment.

Please turn to Slide 4. Our Q3 results once again show that the markets we've chosen to invest in are the most resilient even in a mixed macro environment. Customized polymer volumes were up 2.2%, led by low double-digit growth in small containers, offset by mid-single-digit declines in IBCs and large drums. Our focused end markets, Agrochemicals, Pharma, Flavor & Fragrance and Food & Bev continued to outperform, underscoring the power of our portfolio shift.

Durable metals volumes declined 5.8%, reflecting low double-digit softness in North America and low single-digit declines in EMEA. Housing and petrochemicals have been sluggish all year, and bulk chemical markets trended downwards in Q3, which also drove softness in EMEA. Our strategy in this business remains value over volume and cash generation, which is evident in our improved year-over-year gross profit margins.

Sustainable fiber volumes declined 7.6%. URB Mills operated at above 90% capacity. However, converting was mixed with tube and core down low single digits and fiber drums down high single digits due to sluggish North American industrial end markets.

Integrated Solutions volumes grew 2.6%, led by strong volumes in recycled fiber. So from a big picture point of view, our volume performance clearly shows our strategy is working. But for the time being, customer sentiment remains cautious and the macro economy as a whole is not robust. We will consider that operating environment as we look to full year 2026 guidance next quarter.

Larry, please take over on Slide 5.

Lawrence Allen Hilsheimer
Executive VP & CFO
Thank you, Ole. Hello, everyone. As a reminder, the Q3 financials are presented excluding the containerboard divestment, except for free cash flow, which compares total operations to prior year total operations. Adjusted EBITDA dollars increased $4 million, while EBITDA margins increased 70 basis points, driven by improved price/cost in our Fiber, Polymers and Integrated segments, which more than offset volume softness across the portfolio. Free cash flow rose by almost 400% to $171 million in the quarter. This result once again demonstrates the resilience of our business model regardless of macroeconomic conditions.

Please turn to Slide 6. In Polymers, sales improved on volume, price and mix with growth concentrated in our target end markets.Gross profit dollars increased by over $10 million and gross margins increased 150 basis points as we continue to drive structural cost improvement through Greif Business System 2.0. Metals saw lower sales from both price and volume as industrial demand softness persisted in North America and increased in EMEA. Gross profit dollars were about flat, but gross margin was up due to value over volume discipline and Greif Business System 2.0 gains. Fiber sales were down due to the converting demand softness Ole spoke of,however, gross profit dollars were up $8 million and gross margins were up 360 basis points due to better RISI published price/cost dynamics. Integrated Solutions, excluding the prior year impact of the Delta divestment was about flat on both sales and gross profit with gross margin down 160 basis points due to product mix.

Please turn to Slide 7 to discuss guidance. Our revised 11-month guidance midpoint of $730 million of EBITDA is raised $5 million from the previous low end to current midpoint and revised free cash flow midpoint of $310 million is raised $30 million from our previous low end to current midpoint. The increase in EBITDA is due primarily to better SG&A from cost optimization gains, while our price cost and volume assumptions are largely unchanged. The increase in free cash flow is primarily from the EBITDA increase plus lower expected CapEx spend, which is timing related to ongoing maintenance and growth projects.

As the containerboard divestment is not finalized, we have not adjusted full year guidance for the impact of the divestment. Our combined adjusted EBITDA guidance includes a contribution of $122 million in sales and $25 million of EBITDA in each August and September related to containerboard, which is driven by the prime season for our profitable triple wall business. This is in addition to the Q3 year-to-date contribution of $872 million of sales and $168 million of EBITDA from containerboard.

I'll now turn it back to Ole for closing on Slide 8.

Ole G. Rosgaard
President, CEO & Director
Thanks, Larry. We are executing our Build to Last strategy with discipline and conviction, reshaping the portfolio, optimizing our cost structure and leaning into markets where our competitive advantages are strongest. We're doing this at a time when demand recovery is still ahead of us, which means that as volumes return, the operating leverage in our business will be significant. This only strengthens our confidence in achieving our 2027 commitments and in our ability to consistently deliver lasting value for our customers, our colleagues and importantly, our shareholders.
Operator, will you please open the lines for questions?

QUESTION AND ANSWER SECTION
Operator
Our first question will be coming from George Staphos of Bank of America Securities, Inc.

George Leon Staphos
BofA Securities, Research Division
Congratulations to Gary and Dennis as well.

Nice touch, Ole. From my vantage point, I had a few questions. Number one, can you tell us how much of the guidance raise for the year was related to containerboard? I know you said it was really SG&A, but was there any notable change there relative to containerboard?

Second question, can you tell us about price cost trends as we're entering the fiscal fourth quarter and really kind of the horizon into '26. To the extent you can comment relative to metal.

And then lastly, I know you were happy with the growth in your targeted areas in polymers, but I was a little bit surprised to see some weakness in IBC. And so can you tell us how trends, maybe it's in EMEA, are starting to affect the polymers business?

Lawrence Allen Hilsheimer
Executive VP & CFO
George, I'll let Ole address the polymer stuff. But first on your guidance question, no containerboard impact in raising that played through as we expected. Generally, the guidance raise, realizing that was off of our low end, some of the detriment we've seen in what's going on in metals worldwide actually probably brought us down from what we would hope for. The raise is primarily related to SG&A cost reductions taken relative to our optimization plan. On the metals pricing going into the year, steel costs have been relatively flat at this point. We don't really see any inflections going on. So we don't expect anything with significant index changes going into the calendar quarter are now new first quarter, we don't anticipate anything significant, George. And I'll turn it over to Ole on the polymer question.

Ole G. Rosgaard
President, CEO & Director
Yes. On the polymer, the growth markets, George, the ones I mentioned earlier, Food & Bev, Agrochemical in particular, where we are the global leader. We expect that -- those demand trends that we've seen simply to continue. And just to comment on metal as well. The metal index has been largely stable through Q3, and we don't see any impact expected going forward from that as well.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I'll supplement one thing, George, and I made this in my comments, we had anticipated containerboard being good in this last part of the year because this is the time of year when people are harvesting watermelons and pumpkins and buying their triple wall boxes for those things going into the grocery stores and stuff. So these months are always our most profitable in that part of the business.

George Leon Staphos
BofA Securities, Research Division
Okay. Just a point of clarification, if I could, and I'll turn it over. One, do you have a sense of what the current normalized EBITDA would be for containerboard? I mean we can add up what you've reported with what is coming up.

Lawrence Allen Hilsheimer
Executive VP & CFO
I look at trailing twelve months through July, George, was [$218] million [note: this was an inadvertent misstatement, which was corrected later in the call, but the correct number is $227 million]. So it was $211 million when we cut the deal and [$218] million [correct number is $227 million] . It's $25 million per month right now, but that's a high-end kind of number. Our former first quarter was always the weakest. And so that pattern, I'm sure will continue for PCA to address with you.
George Leon Staphos
BofA Securities, Research Division
Okay. And EMEA has not had an effect on the Polymers business so far in Industrial? You didn't really talk about IBCs.

Ole G. Rosgaard
President, CEO & Director
No, it's -- the main segments that are down, just have a look at it, and you know that, George, the large chemical companies out there, just look at their last earnings, and that's kind of how the market is at the moment, whether it's in EMEA or North America. But North America is the weakest.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. And IBCs, like we said, were down, offset by double-digit growth in the small polymer product.

Operator
And our next question will be coming from Michael Roxland of Truist.

Niccolo Andreas Piccini
Truist Securities, Inc., Research Division
This is Nico Piccini on for Michael Roxland. I guess just first off, congrats on the strong cash flow performance thus far this year. Just curious on how you think the business should perform from a cash generation perspective following the divestitures and how do you weigh capital allocation opportunities at your forecasted lower leverage ratio?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I mean we -- all of our businesses are generally fairly consistent in terms of their cash flow generation. So we don't really anticipate anything shifting. As we've said consistently, our objective is to be a 50% free cash flow generator relative to our performance. So we're on that path, obviously, north of 40% this time and the businesses that we'll acquire have to meet that 50+% free cash flow conversion unless there's some other compelling -- if we bought a 30+% margin business that was capital intensive and it was 40%, we'd be happy, okay? So we expect cash flow generation to be good. Clearly, with the debt paydown, we're capital flush. That said, our biggest constraint on deploying capital has always been human capital to get the projects done. We did see a drop-off in our CapEx for this quarter.

Frankly, part of that was because in our original guidance, we had stuff for the containerboard business, which obviously some of that we cut out because it didn't make sense for the new buyer and that kind of thing. So that helped us do it. And we backed up strategically and said, let's look at our portfolio of projects and prioritize things, and then we had some delays with deliveries on equipment and that kind of thing. So -- we expect the proceeds of the two transactions to save us interest cost if we do no acquisitions next year, about $120 million.

Part of that's related just to the timing of when we can pay taxes. We mentioned that we're doing the Soterra deal on October 1 for tax reasons. That's because by moving it 1 day into that year, it saves us $13 million of tax permanently, saves us about $4 million on a timing of our payments element. And there's actually some other tax savings in the future related to that. All that means we're going to have lots of capital available to deploy against high-return organic CapEx projects. And so we've been exploring a lot of those along with our acquisition pipeline.

Ole G. Rosgaard
President, CEO & Director
And Nico, let me just lay out the allocation priorities we have. Obviously, the first one is dividends, safety and maintenance of our equipment. And after that is debt paydown, but obviously, we're in a very good place now with our leverage. And then the significant last one is organic growth. And as Larry mentioned, we have a solid pipeline of opportunities for organic growth that we're working on.

Niccolo Andreas Piccini
Truist Securities, Inc., Research Division
Got it. That was very helpful. Just following up maybe on the EBITDA guidance discussion. Can you just help me frame how that top end is hit and if that's just better performance on the SG&A cost out? Or is that maybe a volume return?

Lawrence Allen Hilsheimer
Executive VP & CFO
You sort of broke up there, Nico.

Niccolo Andreas Piccini
Truist Securities, Inc., Research Division
Sorry. Yes. Just on the high end of the EBITDA guidance, is reaching that more dependent on the SG&A and cost out?

Lawrence Allen Hilsheimer
Executive VP & CFO
No, it's -- that's pretty much locked. That range is really just dependent on volume of what happens in the month. I mean it's a very tight range, obviously. And it's just giving us a range therefore, if volume is up or volume is down. That's really the only flex in there. There's minor other items, but that's the majority item.

Operator
And our next question will be coming from Ghansham Panjabi of Baird.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division
I guess going back to the question on capital allocation. Ole, as you think about the balance sheet you have and all the many decisions you've made in terms of portfolio adjustments in the last few months, is increasing your exposure to perhaps more defensive end markets a strategic priority for you as you consider acquisitions? Or how should we think about -- maybe are you looking at a different vertical as it relates to the portfolio, et cetera? Just give us a bit more from a strategic standpoint, your thoughts as it relates to that.

Ole G. Rosgaard
President, CEO & Director

I mean, as we laid out on Investor Day, the -- we started off with the end markets. That's where we start looking. How big are the end markets and which end markets are growing faster than GDP in general. And those are the ones I mentioned, the Food & Bev, Agrochemical, the Pharma and so on. And then after that, we then look at what products are sold into those end markets that are part of our core business. And that is our polymer-based containers and caps and closures. And that's really where our focus is. Of course, we have a legacy business in Durable Metals and so on. And that's also core business, and we maintain that. But generally, that, as you know, is our cash cow and all the cash and the earnings we generate there, we invest in these growth markets.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division
Okay. And then as it relates to guidance, just given there's so much going on with your divestitures and also you're changing the number at your fiscal year, et cetera, is it as simple as $730 million at the midpoint of guidance for EBITDA for 2025 for 11 months and then you would strip out the containerboard impact, which is $168 million and then adjust obviously for 12 months. Is that how we should think about a baseline for the starting point for next year?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. I think generally, I mean, obviously, we've got our cost optimization, and we should realize $25 million or so in '26. And then we already said we'd have a run rate of $50 million to $60 million coming out of next year. So that's the other element that would go into it, Ghansham.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division
Okay. Perfect. And then just finally, as it relates to the operating environment, again, a lot of event-driven uncertainty with tariffs, et cetera. Is there any change that you see plus or minus as it relates to perhaps your view when you last reported as it relates to the operating environment as you dug through the various regions you're exposed to?

Ole G. Rosgaard
President, CEO & Director
If you mean in relation to tariffs, not really. Tariffs -- the impacts that we see from tariffs is still well below $10 million. It's not material for us. And remember, we tend to -- I mean, operating in 40 countries, we source locally, we manufacture locally, we sell locally. So it's not really something that has an impact on us.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division
And in terms of the demand environment for your customers as it relates to tariffs, any change there, good or bad?

Ole G. Rosgaard
President, CEO & Director
That's a little bit harder. We don't really -- we haven't really seen any changes yet. But obviously, some of our large chemical customers, it's very clear that they are not doing so well, and that's something we're following very closely. And I can say that if you look at the regions, North America and EMEA, they have remained soft. And we haven't really seen any significant change. The biggest change is really on polymers and especially the chosen strategy we have. We see that that's where the growth has been, and it clearly demonstrates that our strategy is the right one.

Operator
Our next question will be coming from Gabe Hajde of Wells Fargo.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
I want to revisit the kind of starting point for '26, and I recognize you're not giving '26 guidance. But I thought the $730 million number, it technically includes another, I guess, $50 million from August and September in there. So really, we're kind of talking about, like you said, a $218 million number or $220 million. So $730 million less $220 million is a starting point, and then we got to annualize it, so 11 months to 12. Is that correct?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes, that's correct. Yes. I was -- yes, I missed that on Ghansham's question. You're right on that, Gabe.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Okay. Well, there's a lot of moving parts. So we're just trying to keep our bearings over here. The other one, a little late in the call, I think you guys had bought out, I saw in the cash flow statement, a minority or a noncontrolling interest to the tune of $40 million. What was that?

Lawrence Allen Hilsheimer
Executive VP & CFO
That was on our North American IBC recycling business that we had purchased 3 years ago.We bought out the remainder of it.

Ole G. Rosgaard
President, CEO & Director
Yes, we owned 80%, and we bought out the remaining 20%.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division
Perfect. And last one for me. It seemed like at the Investor Day, the pipeline was pretty full on M&A. And I appreciate that these things can move around and you don't necessarily dictate when people are ready to sell. But can you talk about maybe just broadly the market for M&A and things that you're working on?

Ole G. Rosgaard
President, CEO & Director
I would say the same, as we said last time, we have a very, very solid pipeline. We have tuck-ins. We have larger ones, and we continue to be in close dialogue with the owners of all those businesses. We don't dictate when things are happening. We don't know that, but it's important that we stay close to it. And the people we talk to and the companies we look at, they all fit our strategy. And just to remind you is within Polymers, we are looking at businesses that at least generates 18% EBITDA margin and that has a 50% free cash flow conversion. And they operate in these four growth end markets that I mentioned earlier that when things come up, we're ready to move. But at the moment, we're very pleased with where we are with the leverage that we have created.

Operator
Our next question will be coming from Matt Roberts of Raymond James.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division
You spent some time already talking about capital allocation, but maybe I'll try again. So given your leverage, so add the Land, you'd be at 1.2x. I mean that's well below the long-term 2 to 2.5x range. So what is an upper leverage range you would be comfortable with following any potential deal? And as you look at those target markets, whether that's pharma or other ones, how do asking multiples compare to prior deals you've done? And given where volumes are currently and the commitment to $1 billion in EBITDA in '27, does that 1.2x leverage figure allow for a greater immediacy or appetite for a more transformative deal?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. So Ole obviously has already gone through the target markets that we're involved with in the M&A pipeline. And we're focused on that. We're not aware of any transformational deals on the market right now. So I mean, we don't see anything that's a $3 billion deal or anything, kind of thing. In terms of our leverage ratio, we like to target in that 2 to 2.5x. But as we've shown previously, if we can find the right strategic fit in businesses that have the free cash flow generation that we look for, that allows us to pay down debt pretty rapidly.

As you've seen, our debt ratio has come from 3.6x to 3.1x in the three quarters this year. So we address that leverage ratio pretty rapidly. So we could do a $1 billion deal now and still be within our target ratio range. You do a $2 billion -- $3 billion deal and still be back in it very rapidly if we have businesses that meet the criteria we're looking at. And we're only going to buy businesses that meet the criteria. So it's really just going to be dependent on when things come to market, are they good strategic fit. We've said this before, but we've been down the aisle of marriage on deals a couple of times now. And at the end, we ran away from the church because we -- as much as it looked attractive going in, we figured out the bride was pretty ugly at the end. So we'll keep looking for the pretty bride.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division
Very good Larry. I appreciate the color there. Great analogy. Switching gears, if you could stay on the same analogy, that would be great. Fiber, you've seen a lot of moving pieces there, containerboard coming out, land out, drums are now in this segment since you've re-segmented. So with the $218 million coming out in containerboard in 11 months, I mean, how should we think about what's remaining in that fiber business in '26 in terms of margin or driving cost out of that business, recognizing there's still some price to flow through? Just any color you could give there on that fiber for 2026.

Lawrence Allen Hilsheimer
Executive VP & CFO
I'll make a comment and then Ole can add on. I mean, one of the key tenets of our strategy that we've talked about before, but we haven't talked about today is we want to be #1 or #2 in a market. And we are #1 in fiber drums in the U.S., and we're #2 in our URB business. So we like those positions because it means you're a market leader on what's going on and not the back end of the tail of the dog like maybe we were in containerboard. So we like the dynamics of the business right now, the demand on the fiber drum part is weak because of industrial.

Ole G. Rosgaard
President, CEO & Director
Yes. I can't come up with an analogy like Larry. But if you look at our URB business, we are clearly one of the leaders in that business, and we like that business. And that's primarily tube and core, but then we have our fibre drums as well. So our URB capacity right now is around 630k tons. We have some CRB capacity, 65k tons, but that's a swing mill that we can swing to URB. So our focus is really on URB where we are well integrated into our converting assets.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division
Okay. That's all very helpful. And maybe if I could squeeze just one more in here. On Integrated Solutions, that margin came in lower in 3Q, volumes are still up. So what drove the variance in margin quarter-over-quarter within that segment? And what is expected on a go-forward basis to get that back above 20%? And in that Integrated Solutions. I mean you discussed potential investments in closures as well. How do you think about maybe longer-term external sales impacting the longer-term growth rate in that Integrated Solutions business, if material at all?

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. OCC was the big driver of the margin squeeze as the paper industry has picked up a bit, obviously, our recycled fiber business has been selling more, but we all know where OCC cost is. And the big value to us of that business is having a secure supply chain of OCC, which you remember, it seems like another age in history now, but a number of years ago, everybody was struggling to find OCC. So you want to make sure you have that to support the primary business. And with respect to margins, one of the reasons that we really like caps and closures is it's one of our better margin businesses. And every target that we're looking at in caps and closures would significantly exceed the target levels that we talk about in our M&A strategy.

Operator
And I would now like to turn the conference back to Ole Rosgaard for closing remarks.

Ole G. Rosgaard
President, CEO & Director
Thank you, operator, and thank you again for all your thoughtful questions today. I want to leave you with this. Greif today is a fundamentally stronger, more focused and more resilient company than ever before. We are simplifying our portfolio. We're strengthening our balance sheet and unlocking significant efficiencies that will create durable shareholder returns. We are not waiting for the macroeconomic environment to improve. We are creating our own path forward with execution discipline, a bias for action and a clear Build to Last strategy. As demand recovers, our sharpened portfolio and operating leverage will amplify results. We have line of sight to our 2027 commitments, and I'm confident that the actions we are taking now will position Greif to deliver outsized value for years to come. To put it simply, Greif is a company you can invest in with confidence. Thank you.

Operator
And this concludes today's conference call. Thank you for participating. You may now disconnect.